Item 77Q1(e)

KELMOORE STRATEGIC TRUST

INTERIM INVESTMENT ADVISORY AGREEMENT


This Interim Investment Advisory Agreement (Agreement) effective as of August 5, 2008 (the Effective Date), is by and between Kelmoore Strategic Trust, a Delaware statutory trust (the Trust), on behalf of each series of the Trust listed in Schedule I attached hereto (individually, a Fund and collectively, the Funds) and Dunham & Associates Investment Counsel, Inc., a California corporation (the Adviser or, at times, Dunham).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act);

WHEREAS, Dunham is registered as an investment adviser under the Investment dvisers Act of 1940, as amended, and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory and other services to the Funds pursuant to the terms and provisions of this Agreement, and the Adviser is interested in furnishing said services.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, the parties hereto agree as follows:

SECTION 1. APPOINTMENT.

The Trust hereby appoints the Adviser to act as investment adviser to the Funds listed on Schedule I hereto for the period and on the terms and subject to the conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

SECTION 2. INVESTMENT ADVISORY AND OTHER SERVICES.

Subject to the supervision of the Trusts Board of Trustees (the Board), which will satisfy the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act, the Adviser shall provide a continuous investment program for each of the Funds, including investment, research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser shall determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Adviser shall provide the services to each Fund under this Agreement in accordance with its respective investment objective, policies, and restrictions as stated in such Funds most current Prospectus and Statement of Additional Information, including all amendments or supplements thereto, and in such resolutions of the Board as may be adopted from time to time. In providing these services, the Adviser shall be authorized to engage one or more sub-advisers for each Fund to carry out the investment programs of the Funds (subject to the approval of the Board). To the extent that the Adviser does hire any sub-adviser, it will thereafter continuously review, supervise and (where appropriate) administer the investment programs of the Funds. The Adviser further agrees that it or its appointed sub-adviser:

(a) will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

(b) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission (the Commission) and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Adviser;

(c) may place orders pursuant to its investment determinations for the Funds either directly with an issuer or with any broker-dealer, including Dunham, as broker. In placing orders with broker-dealers, the Adviser will seek to obtain best execution and is hereby directed to seek prompt execution of orders in an effective manner at the most favorable price or overall proceeds. Consistent with this obligation, the Adviser may, in its discretion, purchase and sell portfolio securities to and from broker-dealers who provide the Adviser with brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) and any interpretations thereto. Subject to the Boards review from time to time with respect to the extent and continuation of this policy, the Adviser is authorized to pay a broker-dealer who provides such brokerage and research services in connection with effecting a securities transaction for any of the Funds a commission that may be in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercisesinvestment discretion. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, and consistent with its duty to seek best execution, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients in placing orders with Dunham as broker for the Trust. Dunham will comply with the procedures adopted by the Trusts Board pursuant to Rule 17e-1 under the 1940 Act.

(d) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trusts Board such periodic and special reports with respect to each Funds investment activities as the Board may reasonably request; and

(e) will advise and assist the officers of the Trust in taking such actions as may be necessary or appropriate to carry out the decisions of the Board and of the appropriate committees of the Board regarding the conduct of the business of the Funds.

SECTION 3. EXPENSES.

During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities, duties and obligations under this Agreement, other than the costs of securities (including brokerage fees, if any) purchased for the Funds. The Adviser will also furnish the Funds with office space and equipment necessary for the conduct of the Funds business.

SECTION 4. COMPENSATION.

For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Adviser and the Adviser will accept as full compensation therefore the annual fee set forth on Schedule I hereto. However, in no event shall compensation paid to the Adviser hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act. The obligations of the Funds to pay the above described fee to the Adviser will begin as of the Effective Date of this Agreemen (as defined in Section 6 below). Such fee shall be paid monthly based upon each respective Funds average daily net assets calculated in the manner provided in the Prospectus and Statement of Additional Information then in effect.

The fee shall be accrued daily by each Fund and paid within five
(5) business days after the end of each calendar month to the Adviser. If this Agreement is terminated before the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect and shall be payable within ten
(10) days after the
date of termination.

The Adviser may voluntarily waive fees or reimburse expenses to a Fund at any time. Any amounts waived or reimbursed by the Adviser are subject to reimbursement by the Fund within the following three years, to the extent such reimbursement by the Fund would not cause the Fund to exceed any current expense limitation.

Notwithstanding any provisions of this Agreement, the fees earned by the Adviser under this Agreement shall be held in an interest-bearing escrow account with the Funds custodian or a bank. If a majority of the Funds outstanding voting securities approves a long-term advisory agreement with the Adviser within 150 days from the Effective Date of this Agreement, the amount in the escrow account (including interest earned) will be paid to the Adviser. If a majority of the Funds outstanding voting securities does not approve a long-term advisory agreement with the Adviser, the Adviser will be paid with respect to such Fund, out of the escrow account, the lesser of (i) any costs incurred in performing this Agreement (plus interest earned on that amount while in escrow); or (2) the total amount in the escrow account (plus interest earned).

SECTION 5. LIMITATION OF LIABILITY.

The Adviser shall not be liable for any error of judgment or mistake of fact or law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

SECTION 6. DURATION AND TERMINATION.

This Agreement shall become effective on the Effective Date and shall remain in effect until the earlier of (i) 150 days after the Effective Date, (ii) termination of the Agreement as provided herein, or (iii) approval of a new long-term advisory agreement.

Notwithstanding the foregoing, this Agreement may be terminated with respect to all or any of the Funds: (a) at any time without penalty of payment upon the vote of a majority of the Funds board of trustees or by vote of the majority of the Funds outstanding voting securities, upon ten
(10) days written notice to the Adviser, or (b) by the Adviser at any time without penalty, upon sixty (60) days written notice to the applicable Fund or Funds. This Agreement will also automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed to the other party at the principal office of such party.

As used in this Agreement, the terms majority of the outstanding voting securities, interested persons and assignment shall have the same meanings as ascribed to such terms in the 1940 Act.

SECTION 7. ADVISERS REPRESENTATIONS.

The Adviser hereby represents and warrants that it is willing, and possesses all requisite legal authority, to provide the services contemplated by this Agreement without violation of applicable laws and regulations.

SECTION 8. AMENDMENT OF THIS AGREEMENT.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

SECTION 9. MISCELLANEOUS.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of California.

All persons contracting with or having any claim against the Trust or a particular Fund shall look only to the assets of all Funds or such particular Fund for payment under such contract or claim; and neither the Board nor, when acting in such capacity, any of the Trusts shareholders, officers, employees or agents, whether past, present or future, shall be personally liable therefore.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

KELMOORE STRATEGIC TRUST                  DUNHAM & ASSOCIATES
					INVESTMENT COUNSEL, INC.

By:                         			By:


Name:  			                        	Name:

Title: 		                              		Title:


SCHEDULE I
----------


NAME OF FUND				ANNUAL FEE


Kelmoore Strategy Fund			         1.00%

Kelmoore Strategy Eagle Fund		         1.00%

Kelmoore Strategy Liberty Fund		         1.00%





KELMOORE STRATEGIC TRUST                  DUNHAM & ASSOCIATES
					INVESTMENT COUNSEL, INC.

By:    					By:

Name:  			                        	Name:

Title: 		                           		Title:





INTERIM SUB-ADVISORY AGREEMENT
AGREEMENT dated July 23, 2008, and effective on or about August 1, 2008, among DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC., a California
corporation (the Adviser), and WESTCHESTER CAPITAL MANAGEMENT, INC.,
a New York corporation (the Sub-Adviser) (each a Party, and together, the Parties).WHEREAS, the Adviser and the Sub-Adviser are registered with the Securities and Exchange Commission (SEC) as investment advisers under the Investment Advisers Act of 1940, as amended (the Advisers Act)
 and engage in the business of providing investment management services; and
WHEREAS, the Adviser has entered into an Interim
Investment Advisory Agreement dated July 23, 2008 (the Advisory Agreement)
with Kelmoore Strategic Trust (the Trust), a Delaware business trust registered with the SEC as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act), currently consisting of several separate series of shares (each a Series), each having its own investment objectives and policies and which is authorized to create more Series, and each of which may be issued in one or more classes; and WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision and direction of the
Trusts Board of Trustees (the Board), to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and
WHEREAS, the Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for that portion of the assets of one or more of the Trusts Series listed on Exhibit A hereto (as the same may be amended from time to time by mutual written consent of the Parties)
(each, a Fund; collectively, the Funds), which assets the Adviser may from time to time assign to the Sub-Adviser (the Sub-Adviser Assets), and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.
WHEREAS, the Board, including a majority of the Trustees who are not interested persons of the Trust, have received and reviewed such information as it believes to be reasonably necessary to evaluate the terms, scope and quality of services to be provided to the Trust under this Agreement; and
WHEREAS, a majority of the Trustees of the Trust are not interested persons of the Trust, and those Trustees select and nominate any other disinterested
Trustees of the Trust; and
WHEREAS, the legal counsel for the independent Trustees of the Trust is an independent legal counsel; and
WHEREAS, the Adviser and Trust propose to seek and obtain shareholder approval of a sub-advisory
agreement within the time limit specified in Rule 15a-4 under the 1940 Act;
andWHEREAS, the Board has voted in person to approve this Agreement.  NOW,
THEREFORE, in consideration of mutual covenants recited below, the Parties agree and promise as follows:
1.	Appointment as Sub-Adviser.  The Adviser hereby retains the Sub-Adviser to actas investment adviser for and to manage the Sub-Adviser Assets, subject to the supervision of the Adviser and the Board and subject to the terms of this Agreement; and the Sub-Adviser hereby accepts such employment. In such capacity, the Sub-Adviser shall be responsible for the investment management of the Sub-Adviser Assets. The Sub-Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the
Sub-Adviser exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Adviser has investment responsibilities.
2.	Duties of Sub-Adviser.
(a)	Investments. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in such Funds prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to as the Prospectus) and subject to the directions of the Adviser and the Board, as may be amended from time totime, to purchase, hold and sell investments for the Sub-Adviser Assets and to monitor on acontinuous basis the performance of the Sub-Adviser Assets.
In providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Adviser Assets. The Adviser
agrees to provide the Sub-Adviser information concerning a Fund, its assets available or to become available for investment, and generally as to the conditions of a Funds or the Trusts affairs.
(b)	Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall with respect to Sub-Adviser Assets, act in conformity with the Trusts Declaration of
Trust and By-Laws, the Prospectus(es), and with the instructions and directions eceived in writing from the Adviser or the Board and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue
Code of 1986, as amended (the Code), and all other applicable federal and state laws and regulations. The Adviser will provide the Sub-Adviser with a copy of the minutes of the meetings of the Board to the extent they may affect a Fund or the duties of the Sub-Adviser, and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.
The Adviser shall provide the Sub-Adviser such information as may reasonably be necessary for the Sub-Adviser to fulfill its compliance obligations under the immediately previous paragraph.The Adviser will provide the Sub-Adviser with reasonable (30 days) advance notice, in writing, of any change in a Funds investment objectives, policies and restrictions as stated in the
Prospectus, and the Sub-Adviser shall, in the performance of its duties and obligations under this Agreement, manage the Sub-Adviser Assets consistent with such changes, provided the Sub-Adviser has actual receipt of such prior notice from the Trust or Adviser at least five business days in advance of the effectiveness of such changes. In addition to such notice, the Adviser shall provide to the Sub-Adviser a copy of a modified Prospectus reflecting such
changes.The Sub-Adviser hereby agrees to provide to the Adviser in a timely manner, in writing, such information relating to the Sub-Adviser and its relationship to, and actions for, a Fund required by law to be contained in the Prospectus or in the Trusts registration statement on
Form N-1A, as the same may be amended from time to time (Registration
Statement). The Sub-Adviser agrees that any such information provided to the Adviser specifically for inclusion in the Prospectus
will be accurate in all material respects and not contain any omission of a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser or to any affiliated person of the
Sub-Adviser by the Adviser or the Trust.
The Adviser shall provide the Sub-Adviser with complete copies of each
Registration Statement, application for exemptive relief, request for no-action relief or any order or response thereafter made with the SEC or the Internal Revenue Service with respect to the Trust, Sub-Adviser
 Assets, or any Fund that has Sub-Adviser Assets, promptly after each filing or document is made or submitted.
(c)	Voting of Proxies.  The Sub-Adviser shall have the power to vote, either in person or by proxy, all securities in which the Sub-Adviser Assets may be invested from time to time, and shall not be required to seek instructions from the Adviser, the Trust or a Fund. At the request of the Trust, the
Sub-Adviser shall provide its recommendations as to the voting of such proxies.
If both the Sub-Adviser and another entity managing assets of a Fund have invested in the same security, the Sub-Adviser and such other entity will each have the power to vote those shares of such security
over which it has investment discretion. The Sub-Adviser agrees to provide such reasonable assistance as may be necessary or appropriate to enable the
Adviser and the Trust to prepare and timely file with the SEC any required disclosures of Sub-Advisers proxy voting policies and procedures and
Sub-Advisers voting record with respect to Sub-Adviser Assets.
(d)	Agent.  Subject to any other written instructions of the Adviser or the Trust, the Sub-Adviser is hereby appointed the Advisers and the Trusts agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the
Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Sub-Adviser Assets.
The Sub-Adviser agrees to provide the Adviser and the Trust with copies of any such agreements intended to be executed on behalf of the Adviser or the Trust, prior to the execution thereof. So long as the Sub-Adviser has not acted in bad faith or in a manner which constitutes gross negligence, it shall be fully indemnified by the Adviser and the Trust, jointly and severally, against any and all losses (including reasonableattorneys fees and expenses) in acting as agent and attorney-in-fact underthis subsection (d).
(e)	Brokerage. The Sub-Adviser will place orders pursuant to the
Sub-Advisers investment determinations for a Fund either directly with the issuer or with any broker or dealer; provided, however, that in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of a Fund the best overall execution available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any,both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934, as amended) provided to a Fund and/or other accounts over which the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized, unless restricted in writing by the Board, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the
Adviser, the Sub-Adviser, or the Trusts principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In addition to the above stated considerations, the Sub-Adviser will direct brokerage commissions to brokers or dealers to finance the distribution of
Trust shares only to the extent permitted by applicable law and regulation.
(f)	Securities Transactions.  In no instance, however, will any Funds portfolio securities be purchased from or sold to the Adviser, the
Sub-Adviser, the Trusts principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or the Trusts principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.The Sub-Adviser, including its
Access Persons (as defined in subsection (e) of Rule 17j-1 under the
1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of
Ethics (which shall comply in all material respects with Rule
17j-1), as the same may be amended from time to time. On at least an annual basis, theSub-Adviser will comply with the reporting requirements of
 Rule 17j-1, which may include either (i) certifying to the Adviser that the Sub-Adviser and its Access Persons have complied with the Sub-Advisers
Code of Ethics with respect to the Sub-Adviser Assets, or (ii) identifying any material violations which have occurred with respect to the Sub-Adviser
Assets and (iii) certifying that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-Advisers
Code of Ethics. The Sub-Adviser will also submit its existing Code of
 Ethics for initial approval by the Board and subsequently
within six months of any material change thereto.
The Sub-Adviser agrees to observe and comply with Rule 206(4)-7 of the Advisers
Act, as the same may be amended from time to time. On at least an annual basis, the Sub-Adviser will comply with the review requirements of Rule 206(4)-7, which may include either (i) certifying to the Adviser that the Sub-Adviser has complied with its own compliance policies and procedures, (ii) identifyingany material violations which have occurred with respect to the Sub-Advisers compliance policies and procedures and
(iii) certifying that it has adopted or amended the policies and procedures to prevent future violations of the Sub-Advisers
compliance policies and procedures. The Sub-Adviser will also submit its existing compliance policies and procedures for initial approval by the Board and subsequently within six months of any material change thereto.
(g)	Books and Records.  The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Adviser Assets, including, without limitation, brokerage and other records of all securities transactions.
Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The
Sub-Adviser further agrees to preserve for the periods prescribed in Rule
31a-2 under the 1940 Act the records required to be maintained under Rule
31a-1 under the 1940 Act.Notwithstanding the foregoing, maintenance and preservation of the records required under the provisions
of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act shall be the responsibility of the Adviser.
(h)	Information Concerning Sub-Adviser Assets and the Sub-Adviser.
From time to time as the Adviser, and any consultants designated by the
Adviser, or the Trust may request, the Sub-Adviser will furnish the requesting party reports on portfolio transactions and reports on
Sub-Adviser Assets held in the portfolio, all in such detail as the
Adviser, its consultant(s) or the Trust may reasonably request. Reports which are not routinely provided by the Sub-Adviser shall be provided or caused to be provided by the Sub-Adviser at the expense of the Trust.
The Sub-Adviser also will inform the Adviser in a timely manner of material changes in portfolio managers responsible for Sub-Adviser Assets, any changes in the ownership or management of the Sub-Adviser, or of material changes in the control of the Sub-Adviser. Upon reasonable request, the
Sub-Adviser will make available its officers and employees to meet at the
Sub-Advisers offices with the Trusts Board to review the Sub-Adviser Assets.
From time to time, as reasonably requested by the Adviser or the Fund, the Sub-Adviser also will provide such information or perform such additional acts as are customarily provided or performed by a Sub-Adviser, that may be required for a Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities
Act of 1933, as amended (the Securities Act) and any federal or state securities laws, and any rule or regulation thereunder.The Adviser and the Trust will provide such information to the Sub-Adviser or perform such additional acts as may be reasonably necessary in order for the Sub-Adviser to provide the services under this Agreement.
(i)	Custody Arrangements. The Sub-Adviser shall on each business day provide the Adviser, its consultant(s),and the Trusts custodian such information as the Adviser, consultant(s) and the Trusts custodian may reasonably request relating to all transactions concerning the
Sub-Adviser Assets.
(j)	Historical Performance Information. To the extent agreed upon by the Parties, the Sub-Adviser will provide the Trust with historical performance information on similarly managed investment companies or for other similarly managed accounts to be included in the Prospectus or for any other uses permitted by applicable law. Provided that the historical performance information so provided is numerically accurate, the Sub-Adviser assumes no liability for its inclusion in the Prospectus, sales literature or advertising or other use by the Adviser or the Trust.
3.	Independent Contractor.  In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the
Adviser in any way or otherwise be deemed an agent of a Fund, the Trust or the Adviser.
4.	Expenses. During the term of this Agreement, except as otherwise provided herein, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the costs of securities, commodities and other investments (including brokerage commissions, other transaction charges and interest, if any) purchased or otherwise acquired, or sold or otherwise disposed of for a Fund. The Sub-Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Trust or the Adviser, as the case may be, shall reimburse the Sub-Adviser for any expenses as may be reasonably incurred by the Sub-Adviser, at the request of and on behalf of a Fund or the Adviser. The Sub-Adviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.
5.	Compensation.  For the services provided and the expenses
assumed with respect to a Fund pursuant to this Agreement, the Sub-Adviser will be entitled to the fee as described and for the Fund(s) listed on
Exhibit A.
   The fees earned under this Agreement will be computed daily and held in an interest bearing escrow account with the Trusts custodian or bank.
If a majority of the Funds outstanding voting securities approve a sub-advisory agreement with the Sub-Adviser by the end of the duration of this Agreement, as defined in Section 11(a) below, the amount in the escrow account, including interest earned, will be paid to the

Sub-Adviser.  If a majority of the Funds outstanding voting securities do not approve a sub-advisory agreement with the Sub-Adviser, the
Sub-Adviser will be paid, out of the escrow account, the lesser of:
any costs incurred in performing this Agreement (plus interest earned on that amount while in escrow); or the total amount in the escrow account (plus interest earned).
If this Agreement is terminated prior to the end of any calendar month, the fee, subject to the escrow provisions in the preceding paragraph, shall be prorated for the portion of any month in which this Agreement is in effect
according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 business days after the date of termination.
6.	Representations and Warranties of the Sub-Adviser. The Sub-Adviser
represents and warrants to the
 Adviser and the Trust as follows:
(a)	The Sub-Adviser is and will remain registered as an investment adviser under the Advisers Act to the extent required thereby;
(b)	The Sub-Adviser is a corporation duly organized and validly
existing under the laws of the State of New York, with the power to own and possess its assets and carry on its business as it is now being conducted;
(c)	The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Advisers powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement (except for any necessary amendments of the Sub-Advisers Form ADV), and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Advisers governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and
(d)	The Form ADV of the Sub-Adviser previously provided to the
Adviser (a copy of which is attached as Exhibit B to this Agreement)
is a true and complete copy of the form as currently filed with the
SEC and the information contained therein is accurate and complete in all material respects and does not omit to state ny material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV (including, without limitation, any necessary amendments of the Sub-Advisers Form ADV to reflect the execution, delivery and performance of this Agreement).
7.	Representations and Warranties of the Adviser. The Adviser
represents and warrants to the Sub-Adviser and the Trust as follows:
(a)	The Adviser is and will remain registered as an investment a dviser under the Advisers Act to the extent required thereby;
(b)	The Adviser is a corporation duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;
(c)	The execution, delivery and performance by the Adviser of this
Agreement are within the Advisers powers and have been duly authorized by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under
(i) any provision of applicable law, rule or regulation, (ii) the
Advisers governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;
(d)	The Form ADV of the Adviser as provided to the Sub-Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(e)	The Adviser shall provide to the Sub-Adviser a complete
copy of each amendment to its Form ADV;
(f)	The Adviser acknowledges that it received a copy of the
Sub-Advisers Form ADV (a copy of which is attached as Exhibit B) at least 48 hours prior to the execution of this Agreement; and
(g)	The Adviser and the Trust have duly entered into the Advisory
Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.
8.	Use of Sub-Advisers Name and Logo. During the term of this
Agreement, the Adviser and the Trust shall have the non-exclusive and non-transferable right to use Sub-Advisers name and logo in all materials relating to the Funds, including all prospectuses, proxy statements, reports to shareholders, promotional or sales literature and other written materials prepared for distribution to shareholders of the Fund(s)
or the public. Upon termination of this Agreement, the Fund and the
Adviser shall forthwith cease to use such names (and logo), except as provided for herein.
9.	Survival of Representations and Warranties; Duty to Update
Information. All representations and warranties made by the Sub-Adviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.
10.	Liability and Indemnification.
(a)	Liability.  The duties of the Sub-Adviser shall be confined to those expressly set forth herein, with respect to the Sub-Adviser Assets.
The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or the Advisers Act which cannot be waived or modified hereby.
(b)	Indemnification.  The Sub-Adviser shall indemnify the Adviser, the Trust and each Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys fees, which the Adviser, the Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisers willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, provided, however, that neither the Adviser, the Trust nor any Fund shall be indemnified for any liability or expenses which may be sustained as a result of the any one of their breach of this Agreement, willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law.The Adviser shall indemnify the Sub-Adviser, its affiliates and its control persons (who are not shareholders of the Trust), for any l iability and expenses, including reasonable attorneys fees, howsoever arising from, or in connection with, the Advisers breach of this Agreement or its representations and warranties herein, willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or a violation of applicable law; provided, however, that the Sub-Adviser shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisers willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law.
11.	Duration and Termination.
(a)	Duration. This Agreement, unless sooner terminated as provided herein, shall become effective on or about August 1, 2008 or, if later, the date the Board has voted in person to approve this Agreement (the Effective Date) and shall continue in effect until a date no later than
150 days from the Effective Date.
(b)	Termination. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Adviser, in each case, on not less than 30 days nor more than 60 days written notice to the Sub-Adviser, or
(2) by any Party immediately upon written notice to the other Party in the event of a breach of any provision to this Agreement by such other
Party, or (3) by the Sub-Adviser at any time without the payment of any penalty, on not less than 30 days nor more than 60 days written notice to the Adviser and the Trust.This Agreement shall not be assigned and shall terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive relief, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the
Advisory Agreement. In the event that there is a proposed change in control of the Sub-Adviser which would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, Sub-Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies. This Agreement shall extend to and bind the successors and permitted assigns of the Parties.
12.	Amendment. This Agreement may be amended by mutual written
consent of the Parties, provided that the terms of any material amendment shall be approved by: (a) the Trusts Board of Trustees and (b) the vote of a majority of those Trustees of the Trust who are not interested persons of any Party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC or no-action position granted by the SEC or its staff, by a vote of the majority of a Funds outstanding voting securities.
13.	Limitation of Liability. It is expressly agreed that the
obligations of the Funds hereunder shall not be binding upon any of the trustees, shareholders, officers, agents or employees of Funds personally, but only bind the property of the Funds, as provided in the T rusts Declaration of Trust.
14.	Confidentiality. Subject to the duties of the Adviser, the Trust
(and each Fund), and the Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Parties hereto shall treat as confidential all information pertaining to a Fund and the actions of the Sub-Adviser, the Adviser, the Trust, and a Fund in respect thereof. In accordance with Section 248.11 of Regulation
S-P (17 CFR 248.1-248.30), Sub-Adviser will not directly, or indirectly through an affiliate, disclose, except as permitted or required by law, any non-public personal information, as defined in Reg. S-P, received from the Trust or the Adviser, regarding any shareholder, to any person that is not affiliated with the Trust or with Sub-Adviser, and, provided that, any such information disclosed to an affiliate of Sub-Adviser shall be under the same limitations on non-disclosure.
15.	Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the Party giving notice to the other Party at the last address furnished by the other
Party:
(a)	If to the Adviser:
Jeffrey A. Dunham, President & CEO
Dunham & Associates Investment Counsel, Inc.
P.O. Box 910309
San Diego, CA 92191
Phone: (858) 964-0500
(b)	If to the Sub-Adviser:
Roy Behren, CCO and Portfolio Manager
Westchester Capital Management, Inc.
100 Summit Lake Drive
Valhalla, NY 10595
Phone: (914) 741-5600
16.	Governing Law.  This Agreement shall be governed by the internal laws of the State of California, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
17.	Entire Agreement.  This Agreement embodies the entire agreement and understanding between the Parties, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
18.	Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

19.	Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, interested person, affiliated person, affiliates, controlling persons and assignment shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.
20.	Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first written above.
ADVISER
DUNHAM & ASSOCIATES INVESTMENT
  COUNSEL, INC.

By:
Name:	Jeffrey A. Dunham
Title:  	President


SUB-ADVISER
WESTCHESTER CAPITAL
  MANAGEMENT, INC.

By:
Name:	Roy Behren
Title:	CCO and Portfolio Manager


EXHIBIT A TO
INTERIM SUB-ADVISORY AGREEMENT

AMONG

DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC.

AND

WESTCHESTER CAPITAL MANAGEMENT, INC.
Effective on or about August 1, 2008 (subject to Board approval and as instructed by Adviser)
Kelmoore Strategy Fund Class A
Ticker: KSAIX
Kelmoore Strategy Fund Class C
Ticker: KSOIX

Kelmoore Strategy Eagle Fund Class A
Ticker: KSEAX
Kelmoore Strategy Eagle Fund Class C
Ticker: KSECX
Kelmoore Strategy Liberty Fund Class A
Ticker: KSLAX
Kelmoore Strategy Liberty Fund Class C
Ticker: KSLCX

FEE SCHEDULE / COMPENSATION
50 basis points annual rate calculated daily based on the Sub-Adviser Assets average daily net assets.






EXHIBIT B
WESTCHESTER CAPITAL MANAGEMENT, INC.
FORM ADV